Exhibit 10.49

RULES AND CONDITIONS
FOR
DIRECTORS’ DEFERRED COMPENSATION PROGRAM

The following rules and conditions have been adopted by the Compensation Committee (the “Committee”) of the Board of Directors of Insulet Corporation (the “Company”) to govern the deferral of cash fees by a Director who is not an employee of the Company (an “Independent Director”) pursuant to Section 8(b) of the Company’s Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”).
1.Election to Defer. An Independent Director may elect in advance to defer the receipt of all (but not less than all) of his or her cash fees from the Company. To make such an election, the Independent Director must execute and deliver to the Company’s General Counsel an election form as specified on Appendix A hereto. Except with respect to a newly elected or appointed Independent Director, any election under this paragraph shall apply only to cash fees that are earned with respect to services to be performed beginning on or after the start of the next calendar year after such receipt and acceptance. A newly elected or appointed Independent Director, may, no later than 30 days after becoming an Independent Director, file a deferral election which shall apply only to cash fees that are earned with respect to services to be performed subsequent to the election. An election shall remain in effect from year to year, until the Independent Director revokes his or her election (by delivering a revocation notice in the form of Appendix B hereto), which revocation shall apply to cash fees payable in the calendar year beginning after the Company’s receipt of such revocation notice and thereafter, until a further election form is delivered hereunder.
2.Deferred Account. As of the last day of each calendar quarter, an Independent Director’s deferred account (“Account”) shall be credited with a number of whole and fractional shares of the Company’s common stock, par value $0.001 per share (“Stock”) determined by dividing his or her aggregate deferred fees for the calendar quarter by the fair market value of a share. For purposes of this Program, “fair market value” of a share of Stock on any given date shall mean the last reported sale price at which Stock is traded on such date, or if no Stock is traded on such date, the most recent preceding date on which Stock was traded, as reflected on The NASDAQ Global Market.
3.Dividend Equivalent Amounts. Whenever dividends (other than dividends payable in shares of Stock) are paid with respect to Stock, each Account shall be credited with a number of whole and fractional shares of Stock determined by multiplying the dividend value per share by the Stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date. Whenever dividends payable in shares of Stocks are paid with respect to Stock, each Account shall be credited with a number of whole and fractional shares of Stock which would have been received by such Account on account of the Stock unit balance had such balance been in the form of outstanding shares of Stock.
4.Period of Deferral. The period of deferral shall cease when an Independent Director ceases to serve as a member of the Board of Directors of the Company.
5.Designation of Beneficiary. An Independent Director may designate one or more beneficiaries to receive payments from his or her Account in the event of his or her death. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Independent Director, the estate of the Independent Director shall be deemed to be the beneficiary. All payments to a beneficiary or estate shall be made in a lump sum in shares of Stock, with any fractional share paid in cash.
6.Payment. All amounts credited to an Independent Director’s Account shall be paid in shares of Stock under the Plan to the Independent Director, or his or her designated beneficiary (or beneficiaries) or estate, within 30 days after the end of a deferral period; provided, however, that fractional shares shall be paid in cash. Notwithstanding the foregoing, in the event of a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, all Accounts under this deferred compensation arrangement shall become immediately payable in shares of Stock upon consummation of such event.
7.Adjustments. In the event of a stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of Stock units credited to Independent Directors’ Accounts.

8.Nontransferability of Rights. During an Independent Director’s lifetime, any payment under this deferred compensation arrangement shall be made only to him or her. No sum or other interest under this deferred compensation arrangement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by an Independent Director or any beneficiary under this deferred compensation arrangement to do so shall be void. No interest under this deferred compensation arrangement shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of an Independent Director or beneficiary entitled thereto. Notwithstanding the foregoing, the Company may make payments to an individual other than an Independent Director to the extent required by a domestic relations order.
9.Company’s Obligations to Be Unfunded and Unsecured. The Accounts maintained under this deferred compensation arrangement shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company (including Stock) for payment of any amounts hereunder. No Independent Director or other person shall have any interest in any particular assets of the Company (including Stock) by reason of the right to receive payment under this deferred compensation arrangement, and any Independent Director or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this deferred compensation arrangement.
10.Section 409A. This program is intended to comply with Section 409A of the Internal Revenue Code of 1986 as amended (the “Code”). To the extent that any provision of this program is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A.

ADOPTED: October 27, 2014

APPENDIX A

Insulet corporation
INDEPENDENT DIRECTORS’
ELECTION OF PAYMENT OF
DEFERRED COMPENSATION IN STOCK
Election Form
1.Pursuant to the Insulet Corporation Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”), I, the undersigned Director, hereby elect and instruct Insulet Corporation (the “Company”) to defer all of the cash fees payable to me by the Company. I hereby elect to defer receipt of such fees until my termination of membership on the Board of Directors of the Company or until I revoke my election pursuant to the Plan and Rules and Conditions for Directors’ Deferred Compensation Program (the “Deferred Compensation Program”). I understand that I will receive the amounts credited to my deferred account in a single installment of shares of common stock of the Company shortly following the date on which I cease to be a member of the Board in accordance with the terms of the Deferred Compensation Program.
2.I hereby designate the following as my beneficiary (or beneficiaries) of my deferred account and hereby revoke any prior designation of beneficiary:

Beneficiary        Social
Name and Address    Relationship    Security No.    Share

____________________________    ___________    ___________    ______

____________________________    ___________    ___________    ______

If a beneficiary predeceases me, his or her shares shall be paid to the other surviving beneficiaries in equal shares. If no beneficiary survives me or if there is no effective beneficiary designation, my deferred account shall be paid to my estate.
3.I understand that with respect to all amounts credited to my deferred account, I have no greater rights than that of an unsecured creditor of the Company.

4.Unless I am a newly elected or appointed Director, the election to defer under paragraph 1 shall apply only to cash fees that are earned and payable in the calendar year after the year in which the Company receives and accepts this election, and shall remain in effect for all subsequent years unless the Company accepts, pursuant to the Plan and Deferred Compensation Program, a revocation of this election. If I am a newly elected or appointed Director, the election to defer under paragraph 1 shall apply only to cash fees that are earned and payable in the calendar year after receipt and acceptance by the Company, and shall remain in effect for all subsequent years unless the Company accepts, pursuant to the Plan and Deferred Compensation Program, a revocation of this election. I acknowledge that my election to defer may be completely revoked in writing prospectively with respect to cash fees payable in the calendar year beginning after the date of revocation.
Executed this __________ day of ______________, 20__.

Signature

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APPENDIX B

Insulet corporation
DIRECTORS’ DEFERRED COMPENSATION PROGRAM
Revocation Notice
Pursuant to the Insulet Corporation (the “Company”) Second Amended and Restated 2007 Stock Option and Incentive Plan (the “Plan”), I, the undersigned Director, hereby revoke my election to defer all of the cash fees to be earned by me from the Company pursuant to the Plan and Rules and Conditions for Directors’ Deferred Compensation Program (the “Deferred Compensation Program”). I understand that my revocation shall apply to cash fees earned and payable in the calendar year beginning after the Company’s receipt of this notice, and that cash fees prior to then will be controlled by the terms of the Plan and Deferred Compensation Program. Furthermore, my revocation will continue thereafter, until and unless I deliver a subsequent Election Form pursuant to Appendix A of the Deferred Compensation Program.
Executed this __________ day of ______________, 20__.

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